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                                                         Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Learning Company, Inc. (formerly known as Softkey International, Inc.) on Form S-3 (File Nos. 33-73422, 33-63073, 333-00145, 333-02385, 333-03271,
333-10009, 333-40543, 333-40549, 333-56641) and Form S-8 (File Nos. 33-75134,
33-92920, 33-92922, 33-61931, 333-00107, 333-02337, 333-04619, 333-40539,
333-42449, 333-43653, 333-45113, 333-45115) our report dated February 9, 1998
(except as to note 12, which is as of March 6, 1998) on our audits of the consolidated financial statements and financial statement schedule of the Learning Company, Inc. as of January 3, 1998 and January 4, 1997, and for each of the three fiscal years in the period ended January 3, 1998, which report is included in this Annual Report on Form 10-K/A.




                                                     /s/COOPERS & LYBRAND L.L.P.
Boston, Massachusetts                                COOPERS & LYBRAND L.L.P.
June 15, 1998